EXHIBIT 11 - STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                           Three months ended                   Nine months ended
                                                               March 31,                            March 31,
                                                        1996              1995              1996                1995
                                                 -----------------------------------------------------------------------
PRIMARY:

Average shares outstanding                           1,967,100         1,025,000          1,839,050           1,512,300

Net effect of stock and warrant issuances
with exercise prices below the initial
public offering price based on the                     151,650           151,650            151,650             151,650
treasury stock method
                                                 -----------------------------------------------------------------------

Total                                                2,118,750         1,176,650          1,990,700           1,663,950
                                                 -----------------------------------------------------------------------

Net loss                                          $  (888,528)     $   (604,714)    $   (1,797,794)     $   (1,509,398)
                                                 =======================================================================

Per share amount                                  $     (0.42)     $      (0.51)    $        (0.90)              (0.91)
                                                 =======================================================================

SUPPLEMENTAL:

Average shares outstanding                                                               1,839,050

Net effect of stock and warrant issuances
with exercise prices below the initial
public offering price based on the                                                         151,650
treasury stock method

Issuance of stock upon conversion of
subordinated debt                                                                          355,364
                                                                                       -----------

Total                                                                                    2,346,064
                                                                                       -----------

Net loss as stated                                                                     $(1,797,794)

Interest expense associated with
subordinated debt                                                                           93,263
                                                                                       -----------

Net loss as adjusted                                                                   $(1,704,531)
                                                                                       ===========

Per share amount                                                                       $     (0.73)
                                                                                       ===========
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